SABA PETROLEUM COMPANY
                                                             Exhibit 11.1
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

Computation of Earnings (Loss) Per Common Share
For the Three and Six Months Ended June 30, 1998 and 1997

                                                           Six Months                          Three months
                                                                 Ended June 30,                Ended June 30,
                                                              1998            1997          1998          1997
                                                              ----            ----          ----          ----


Basic Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated
        subsidiary                                          (21,642,205)      1,854,491   (9,535,326)       501,339

      Minority interest in earnings (loss) of
        consolidated subsidiary                                 (48,540)         94,391      (41,839)         5,961
      Preferred Stock dividends                                (291,288)              0     (141,288)             0
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common                 (21,884,953)      1,948,882   (9,634,775)       507,300
                                                         ===========================================================
                                                         ===========================================================

Basic Shares
      Weighted average number of Common
      --------------------------------------------------------------------------------------------------------------
                                                         ===========================================================
        Shares outstanding                                    10,963,602     10,547,160    11,008,712    10,650,814
                                                         ===========================================================
                                                         ===========================================================

Basic Earnings per Common Share
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common               $       (2.00)  $      0.18   $   (0.88)       $     0.05

                                                         ===========================================================
                                                         ===========================================================

Diluted Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated
        subsidiary                                          (21,642,205)      1,854,491   (9,535,326)       501,339

      Minority interest in earnings (loss) of
        consolidated subsidiary                                 (48,540)         94,391      (41,839)         5,961

      Preferred stock dividends                                (291,288)              0     (141,288)            -


      Plus interest expense attributable
        to Debentures, net of related income
        taxes                                                      -                -             -               0

                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common                 (21,884,953)      1,948,882   (9,634,775)       507,300
                                                         ===========================================================
                                                         ===========================================================

Diluted Shares
      Weighted average number of Common
        Shares outstanding                                    10,963,602     10,547,160    11,008,712    10,650,814
      Effect of dilutive securities:
        Of shares underlying options                               -            383,436             -       372,132

        Of shares underlying convertible
           Debentures                                             -             599,835            -        509,967

                                                         -----------------------------------------------------------
                                                         ===========================================================
      Diluted Shares                                          10,963,602     11,530,431    11,008,712    11,532,913
                                                         ===========================================================
                                                         ===========================================================

Diluted Earnings per Common Share
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss)                                      $    (2.00)         $0.18  $   (0.88)      $    0.04

                                                         ===========================================================
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